Exhibit 10.17
EZCORP, INC.
RESTRICTED STOCK AWARD
Award Summary

Recipient	[NAME OF NON-EMPLOYEE DIRECTOR]

Social Security No.	[XXX-XX-XXXX]

Award Identification No.	[XXXXXXXXX]

Date of Award	[GRANT DATE]

Number of Shares (Total)	[NUMBER OF SHARES]

Vesting Schedule	Number Date
EZCORP, Inc., a Delaware corporation (the “Company”), is pleased to award you shares of the Company’s Class A Non-Voting Common Stock, subject to the “Terms and Conditions” attached to this Award Summary (the “Term and Conditions”). This Award Summary, together with the Terms and Conditions, shall constitute the Award Agreement with regard to the award of Restricted Stock described herein.
As provided in Paragraph 11 of the Terms and Conditions, this award of Restricted Stock will not be effective until you have accepted the award, and acknowledged and agreed to the terms and conditions set forth in the Award Agreement, by executing this Award Summary in the space provided below and returning it to the Company’s Stock Plan Administrator, 1901 Capital Parkway, Austin, Texas 78746.

Awarded subject to the terms and conditions stated above: EZCORP, INC.
By:

I hereby accept the Award described herein and acknowledge and agree to the terms and conditions set forth in the Award Agreement:

Date:
Signature of Recipient

EZCORP, INC.
RESTRICTED STOCK AWARD
Standard Term and Conditions
The Award described below is made under the EZCORP, Inc. 2010 Long-Term Incentive Plan (the “Plan”) and is governed by the terms of the Plan in addition to the terms and conditions stated in the Award Agreement referred to below. A copy of the Plan is available from the Company’s Stock Plan Administration Department. Unless otherwise defined, all terms used herein shall have the respective meanings described in Section 5.1 of the Plan.
Unless otherwise specified in a specific Award Agreement, the following terms and conditions apply to the award of Restricted Stock made on or after May 1, 2010 by EZCORP, Inc., a Delaware corporation (the “Company”), to any non-employee director of the Company. The recipient of an Award, the date of the Award and the number of shares of Restricted Stock awarded are set forth in an Award Summary that has been duly executed and issued by the Company and appropriately acknowledged and accepted by the recipient (the “Award Summary”). That Award Summary, together with these term and conditions, shall constitute the Award Agreement with regard to the Award. As used herein, the term “you” (and derivatives thereof) refers to the recipient of the Award, and the term “Shares” refers to the shares of Restricted Stock that are subject to the Award.
1.	General — You agree that the following terms and conditions shall apply to the Award.

2.	Restrictions — The Shares are subject to the following restrictions (referred to herein as the “Restrictions”):
(a)	Transfer Restrictions — You may not sell, assign, transfer, pledge or otherwise dispose of any Shares until those Shares have vested as described below.

(b)	Forfeiture Restrictions — If you cease to be a member of the Company’s Board of Directors for any reason other than your death or Permanent Disability, you will forfeit any Shares that have not vested as described below. Any Shares that are forfeited shall be returned to the Company and cancelled, and all of your rights to those Shares will terminate, without any payment of consideration by the Company.
3.	Vesting and Lapse of Restrictions — Unless forfeited pursuant to Paragraph 2(b), the Shares will vest in accordance with the Vesting Schedule set forth in the applicable Award Summary. Notwithstanding that Vesting Schedule, if you case to be a member of the Company’s Board of Directors by reason of your death or Permanent Disability, all unvested Shares will vest immediately and automatically. In addition, if you resign or are removed from the Company’s Board of Directors for circumstances not involving fraud, misconduct, breach of fiduciary duty or other malfeasance, the Board (acting by majority vote of all directors other than you) may accelerate the vesting of any unvested Shares if it, in its sole discretion, determines that the circumstances merit such treatment. The Restrictions applicable to Shares will lapse at the time the Shares vest.

4.	Ownership of Shares — The Company will issue the Shares in your name in the form of an entry into a share memo account with the Company’s stock transfer agent. Until the Shares have vested, the account will show that the Shares are subject to the Restrictions and you shall not be entitled to transfer the Shares out of that share memo account or receive certificates representing the Shares, but you shall otherwise be entitled to all the rights of beneficial ownership. After Shares have vested as described in Paragraph 3, you (or, in the case of your death or Permanent Disability, your legal representatives) shall have the right to have such Shares certificated and transferred in accordance with the transfer agent’s procedures generally applicable to all stockholders.

In order to facilitate the transfer back to the Company of any Shares that are forfeited and cancelled pursuant to Paragraph 2(b), you hereby sell, assign and transfer to the Company any and all forfeited Shares that are held in your name in the share memo account, and you hereby irrevocably constitute and appoint the

Secretary of the Company, with full power of substitution, as your agent to transfer the forfeited Shares on the Company’s stock transfer records. The foregoing is intended to, and shall, constitute a stock power applicable to the forfeited Shares. Upon the forfeiture of Shares, such Shares will be transferred back to the Company pursuant to such stock power and cancelled.

5.	Responsibility for Taxes — The Company is not required to withhold any taxes as a result of this Award, and you are responsible for the payment of all taxes incurred by you as a result of your receipt of this Award.

6.	Trading Restrictions — The Company may establish periods from time to time during which your ability to engage in transactions involving the Stock is subject to specified restrictions (“Restricted Periods”). Notwithstanding any other provisions herein, Shares will not vest during an applicable Restricted Period and the applicable period during which the Shares vest shall be extended until the end of such Restricted Period, unless such vesting is specifically permitted by the Company (in its sole discretion). You may be subject to a Restricted Period for any reason that the Company determines appropriate.

7.	Prospectus — You may obtain a copy of the prospectus related to the Shares free of charge by making a request to the Company’s Stock Plan Administration Department:
Address — 1901 Capital Parkway, Austin, Texas 78746 Telephone — E-mail —
8.	Notice — You agree that notices regarding this Award may be given to you in writing either at your home address as shown in the records of the Company or by electronic transmission (including e-mail or reference to a website or other URL).

9.	Data Privacy Consent — As a condition to Company’s making this Award, you consent to the collection, use and transfer of personal data as described in this Paragraph. You understand that the Company holds certain personal information about you, including your name, home address and telephone number, date of birth, social security number, nationality, and details of all Awards made or cancelled (collectively, “Data”). You further understand that the Company and its Subsidiaries will transfer Data among themselves as necessary for the purposes of implementation, administration and management of your participation in the Plan, and that the Company and any of its Subsidiaries may each further transfer Data to any third parties assisting the Company in the implementation, administration and management of the Plan. You understand that these recipients may be located in the United States of America, the European Economic Area or elsewhere. You authorize them to receive, possess, use, retain and transfer such Data as may be required for the administration of the Plan or the subsequent holding of Stock on your behalf, in electronic or other form, for the purposes of implementing, administering and managing your participation in the Plan, including any requisite transfer to a broker or other third party with whom you may elect to deposit any shares of Stock acquired under the Plan. You understand that you may, at any time, view such Data or require any necessary amendments to it.

10.	Governing Law and Venue — This Award Agreement and the Plan shall be governed by, and construed in accordance with, the laws of the State of Delaware, United States of America. The venue for any and all disputes arising out of or in connection with this Agreement shall be Travis County, Texas, United States of America, and the courts sitting exclusively in Travis County, Texas, United States of America shall have exclusive jurisdiction to adjudicate such disputes. Each party hereby expressly consents to the exercise of jurisdiction by such courts and hereby irrevocably and unconditionally waives, to the fullest extent it may legally and effectively do so, any objection that it may now or hereafter have to such laying of venue (including the defense of inconvenient forum).

11.	Acceptance of Terms and Conditions — This Award will not be effective until you have accepted the Award and acknowledged and agreed to the terms and conditions set forth in the Award Agreement in the manner prescribed by the Company. Failure to accept the Award prior to the first vesting date will result in immediate and automatic expiration and cancellation of the Award.